UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12
IPC HOLDINGS, LTD.

(Name of Registrant as Specified in its Charter)
VALIDUS HOLDINGS, LTD.
VALIDUS LTD.

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Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

Mailing Address:
Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda

Telephone: (441) 278-9000
Facsimile: (441) 278-9090
Website: www.validusre.bm
RISKMETRICS SUPPORTS VALIDUS’ CALL FOR SPECIAL MEETING
OF IPC SHAREHOLDERS
Requisitions Will Allow IPC Shareholders to Show Support for the Validus Offer
Validus Shareholders Approve Issuance of Shares in Connection
with Proposed Acquisition of IPC
Hamilton, Bermuda – June 25, 2009 – Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced that RiskMetrics Group, the leading independent proxy voting and corporate governance advisory firm, has supported Validus’ call to hold a special meeting of shareholders of IPC Holdings, Ltd. (“IPC”) (NASDAQ: IPCR) by recommending that IPC shareholders execute Validus’ GREEN requisition card. By executing the GREEN requisition card, IPC shareholders can show their support for the Validus offer. At the special meeting, among other proposals to be considered, Validus would seek to replace the IPC Board.
Ed Noonan, Validus’ Chairman and Chief Executive Officer, said, “We are pleased that RiskMetrics supports our efforts to call a special meeting of IPC shareholders, which we believe will facilitate Validus’ ability to provide its offer to IPC shareholders. By calling the special meeting, shareholders will send another strong message to IPC’s Board that they want to receive the attractive economics of the Validus offer. We urge IPC shareholders to follow RiskMetrics’ recommendation and execute their GREEN requisition card today.”
In addition to seeking the replacement of the IPC Board with three highly qualified candidates at the special meeting, Validus would seek to eliminate or amend certain provisions in IPC’s bye-laws and to bind IPC to its previously announced Scheme of Arrangement, if appropriate. Validus is required to obtain requisitions from shareholders representing at least 10% of the issued and outstanding common shares of IPC in order to call the special meeting. Validus intends to file a new application with the Supreme Court of Bermuda to seek its approval to convene a court-ordered meeting of IPC’s shareholders in connection with the Scheme of Arrangement following Validus’ receipt of these requisitions.
Validus also announced that, at a Special General Meeting of Shareholders held today, Validus shareholders overwhelmingly approved the issuance of Validus common shares in connection with its proposed acquisition of the outstanding common shares of IPC. Validus shareholders approved the issuance of shares with support of 98% of the shares voted at the meeting.
Mr. Noonan continued, “The approval to issue Validus shares is an important step in positioning us to move forward with the proposed acquisition of IPC. We are pleased that Validus shareholders have evidenced their strong support for the acquisition of IPC, which would create a leading Bermuda carrier in the short-tail reinsurance and insurance market.”
While Validus believes that reaching a consensual amalgamation transaction would be in the best interests of IPC and its shareholders, Validus remains strongly committed to acquiring IPC and will continue to pursue alternative paths to complete a transaction, including its Exchange Offer and previously announced Scheme of Arrangement. In addition, Validus is seeking to replace the IPC Board at a special meeting of IPC shareholders in order to facilitate delivering the attractive economics of Validus’ offer to IPC’s shareholders.
Under the terms of the Validus offer, IPC shareholders would receive $3.75 in cash and 1.1234 Validus voting common shares for each IPC common share for a total consideration of $28.25 per share based on Validus’ closing stock price on June 24, 2009. The Validus offer provides a 24.9% premium based on IPC’s and Validus’ closing prices on March 30, 2009, the last trading day before the announcement of Validus’ initial offer. Validus continues to believe that this offer provides full and fair value for IPC shares.
Validus urges IPC shareholders to follow RiskMetrics’ recommendation and execute their GREEN requisition card today. Georgeson Inc. is assisting Validus with its efforts to solicit requisitions to call the special meeting. If you have any questions about executing or delivering your GREEN requisition card or require assistance, please call Georgeson Inc. toll-free at (888) 274-5119 (banks and brokerage firms should call (212) 440-9800), or email validusIPC@georgeson.com.
Executing and returning the GREEN requisition card does not commit an IPC shareholder to cast any vote for or against the proposals to be presented at the special meeting. Once the special meeting has been called, Validus will send proxy materials enabling IPC shareholders to vote on Validus’ Board candidates and on the other proposals to be considered at the special meeting.
For the latest copies of the transaction documents, proxy materials and an investor presentation detailing the benefits of Validus’ offer, please visit www.ValidusTransaction.com.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
Media:
Jamie Tully/Chris Kittredge/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080
OR
Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020
Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control.
Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, those set forth in the proxy statements and registration statement that Validus has filed with the Securities and Exchange Commission (“SEC”) relating to its proposed acquisition of IPC, and should be read in conjunction with the cautionary statements and risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the SEC. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Acquisition and Where to Find It:
Validus has filed an Exchange Offer to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.75 in cash. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents.
This press release is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed acquisition. Validus has sent to certain IPC shareholders a definitive proxy statement to solicit requisitions from IPC’s shareholders to compel IPC’s board of directors to call a special meeting of its shareholders in connection with, among other matters, removing and replacing all of IPC’s directors from their positions as directors of IPC (the “Requisition Proxy Statement”). In addition, Validus has filed preliminary proxy statements with the SEC in connection with, among other matters, the Scheme of Arrangement (the “Scheme of Arrangement Proxy Statements”).
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE REQUISITION PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR SUPPLEMENTS THERETO OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000.
Participants in the Solicitation:
Validus and certain of its executive officers and Validus’ nominees to the IPC board of directors are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus’ executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders. Information about Validus’ proposed candidates to the IPC Board is available in the Requisition Proxy Statement.
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